Calculation of Filing Fee Tables

S-3

(Form Type)

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Other	Market Value Interests under Flexible Premium Annuity Contracts	416(a)(6)	$769,000,000		$769,000,000			S-3	333-236436	May 1, 2020	$89,127.10

	Total Offering Amounts					$769,000,000

	Total Fees Previously Paid

	Total Fee Offsets

	Net Fee Due					$0

(1)

An indeterminate number or amount of interests that may from time to time be issued at indeterminate prices in U.S. dollars. Units of interest are only sold in U.S. dollar amounts. The maximum aggregate offering price is estimated solely for the purposes of determining the registration fee.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed(1)	Fee Paid with Fee Offset Claimed

Rules 457(b) and 0-11(a)(2)

Fees Offset Claims

Fees Offset Sources

Rule 457(p)

Fees Offset Claims

Fees Offset Sources

(1)	The unsold securities are deemed deregistered upon effectiveness of this registration statement.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Offered	Form Type	File Number	Initial Effective Date